Exhibit 99.1

Entergy
639 Loyola Avenue
New Orleans, LA 70113

NEWS
RELEASE

Date:	Feb. 15, 2017

For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports Fourth Quarter and Full Year Financial Results;
Initiates 2017 Earnings Guidance
2016 results consistent with guidance; accomplishments set stage for future growth

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported a fourth quarter 2016 loss of $(9.88) per share on an as-reported basis and earnings of 31 cents per share on an operational basis. For the full year, the company reported a loss of $(3.26) per share on an as-reported basis and operational earnings of $7.11 per share. The as-reported losses for the quarter and full year resulted from asset impairments reflecting the effects of strategic decisions in the EWC business.

“2016 was a pivotal year for our company - a year in which our objectives were ambitious and our execution was on the mark,” said Entergy chairman and chief executive officer Leo Denault. “We completed our plan to exit the merchant power business and transition to a pure-play utility. While previously disclosed charges at our EWC business led to an as-reported loss, adjusted earnings at our core Utility, Parent & Other business increased by more than 40 percent in 2016. Our strong operational results for the year are the outcome of disciplined execution on our strategy over the past few years, a strategy intended to fundamentally reposition our company and set it on a steady, predictable earnings and dividend trajectory.”

Business highlights included the following:

Table of Contents Page
News Release1
Appendices8
A: Consolidated Results and Special Items10
B: Variance Analysis12
C: Utility Financial and Operational Measures15
D: EWC Financial and Operational Measures16
E: Consolidated Financial Performance Measures17
F: Definitions, Abbreviations and Acronyms19
G: GAAP to Non-GAAP Reconciliations23
Financial Statements27

•	Entergy initiated 2017 consolidated operational EPS guidance of $4.75 to $5.35 and Utility, Parent & Other adjusted EPS guidance of $4.25 to $4.55.

•	Entergy raised its dividend for the second consecutive year.

•	The LPSC approved ELL’s application to construct the St. Charles Power Station.

•	ELL and EMI made filings requesting approval for AMI investment.

•
Entergy made several announcements related to its wholesale strategy, including agreements which will result in the early closure of Indian Point Units 2 and 3 (in 2020 and 2021, respectively) and Palisades (in 2018).

•	Moody’s placed the ratings of Entergy Corporation under “review for upgrade” and S&P revised its outlook on Entergy to “positive” from “stable.”

•	For the 19th consecutive year, the Edison Electric Institute awarded Entergy’s storm team with emergency response awards for recovery and/or assistance.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Fourth Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of special items)
	Fourth Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
As-Reported Earnings (Loss) ($ in millions)	(1,769.1)	99.6	(1,868.7)	(583.6)	(176.6)	(407.1)
Less Special Items	(1,824.6)	(183.0)	(1,641.5)	(1,855.3)	(1,252.4)	(602.9)
Operational Earnings	55.5	282.6	(227.1)	1,271.7	1,075.9	195.8
Estimated Weather Impact (after-tax)	19.1	(6.1)	25.2	11.1	34.6	(23.5)

As-Reported Earnings (Loss) (per share in $)	(9.88)	0.56	(10.44)	(3.26)	(0.99)	(2.27)
Less Special Items	(10.19)	(1.02)	(9.17)	(10.37)	(6.99)	(3.38)
Operational Earnings	0.31	1.58	(1.27)	7.11	6.00	1.11
Estimated Weather Impact	0.11	(0.03)	0.14	0.06	0.19	(0.13)

Totals may not foot due to rounding

Consolidated Results

For fourth quarter 2016, the company reported a loss of $(9.88) per share on an as-reported basis and EPS of 31 cents on an operational basis, compared to fourth quarter 2015 EPS of 56 cents on an as-reported basis and operational EPS of $1.58. For the full year, the company reported an as-reported loss of $(3.26) per share and operational EPS of $7.11, compared to a 2015 as-reported loss of (99) cents per share and operational EPS of $6.00. Summary discussions by business are below.

Additional details, including information on OCF by business, are provided in Appendix A and a comprehensive analysis of quarterly and year-to-date variances is provided in Appendix B.

Utility, Parent & Other Results

For fourth quarter 2016, Utility, Parent & Other EPS were 35 cents on an as-reported basis and 27 cents on an adjusted basis. In fourth quarter 2015, Utility, Parent & Other as-reported EPS were $1.42 and a (12) cents per share loss on an adjusted basis. 2015 results included a significant income tax item, a portion of which was reserved for sharing with customers of ELL. Last year’s results also reflected charges for outstanding regulatory matters; there were similar, but smaller, charges in the current period.

The current period results reflected continued growth in the Utility business, including effects of new rate actions that recover investments that benefit customers and improve returns.

Net revenue increased quarter-over-quarter driven largely by the Union acquisition, EAI’s rate case and EMI’s FRP. Revenue increases for Union included amounts to recover operating expenses for the assets.

Billed retail sales volume increased quarter-over-quarter. The increase was partly due to weather, but the Utility realized higher billed sales, even on a weather-adjusted basis, across all customer classes. However, estimated volume in the current unbilled period was lower than fourth quarter 2015.

Utility non-fuel O&M was higher than fourth quarter 2015 due partly to an increase in nuclear generation spending and higher fossil spending primarily related to Union. Pension and OPEB expenses declined quarter-over-quarter.

For the full year, 2016 Utility, Parent & Other EPS were $5.10 on an as-reported basis and $4.38 on an adjusted basis. In comparison, 2015 earnings were $4.97 per share on an as-reported basis and $3.08 per share on an adjusted basis. As-reported results for 2015 included significantly higher income tax items and more favorable weather. Results for 2016 also reflected the effects of continued investment as well as lower operating expenses and lower charges for outstanding regulatory matters.

Appendix C contains additional details on Utility financial and operational measures, including a schedule of Utility, Parent & Other adjusted earnings and EPS which excludes special items and weather and normalizes income taxes.

Entergy Wholesale Commodities Results

For fourth quarter 2016, EWC recorded a $(10.23) per share loss on an as-reported basis and an operational loss of (4) cents per share. For the comparable period in 2015, EWC recorded an as-reported loss of (86) cents per share and operational EPS of 16 cents.

The decrease in EWC’s as-reported results was due largely to impairments and other expenses recorded as a result of strategic decisions for the wholesale business, including decisions to close Palisades and IPEC. Fourth quarter 2015 results also included a gain on the sale of Rhode Island State Energy Center. All of these were considered special items and excluded from operational earnings.

The quarter-over-quarter decline was also due partly to income tax items recorded in 2015, lower price and volume for nuclear assets and higher decommissioning expense (due partly to the establishment of decommissioning liabilities for Indian Point 3 and FitzPatrick in 2016 as a result of a trust transfer agreement Entergy entered into with NYPA). In the current period, EWC results also reflected expense reductions which resulted from recording final court decisions in several lawsuits against the DOE related to spent nuclear fuel storage costs.

For the full year, EWC reported a loss of $(8.36) per share on an as-reported basis and operational EPS of $2.01. In 2015, EWC realized an as-reported loss of $(5.96) per share and operational EPS of $1.03. Both periods reflected the effects of strategic decisions for the EWC business. Other drivers included lower net revenue from the nuclear business, higher decommissioning expense and lower realized earnings on decommissioning trusts. Conversely, 2016 results included significant income tax benefits recorded in the second quarter.

Appendix D contains additional details on EWC financial and operational measures, including a schedule of EWC operational adjusted EBITDA calculations.

Earnings Guidance

Entergy initiated its 2017 operational guidance in the range of $4.75 to $5.35 per share and Utility, Parent & Other adjusted EPS guidance range of $4.25 to $4.55. See webcast presentation slides for additional details.

The company has provided 2017 earnings guidance with regard to the non-GAAP measures of operational EPS and Utility, Parent and Other Adjusted EPS. These measures exclude from the corresponding GAAP financial measures the effect of special items, such as impairment charges, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as the company’s recent decisions to shut down or sell its merchant nuclear plants. The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot reasonably estimate all of the special items that may occur for the periods presented. The company’s current estimate for special items in 2017 relates to the decisions to close or sell its merchant nuclear plants; those anticipated special items are expected to decrease as-reported EPS by approximately $2.35 per share. Other special items may occur during the periods presented, the impact of which cannot reasonably be estimated at this time.

Earnings Teleconference

A teleconference will be held at 10 a.m. central time on Wednesday, Feb. 15, 2017, to discuss Entergy’s fourth quarter earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 52887956, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through Feb. 22, 2017, by dialing 855-859-2056, conference ID 52887956. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 10,000 megawatts of nuclear power. Entergy delivers electricity to 2.9 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $10.8 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago stock exchanges under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast slide presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

For definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F and Appendix G.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this release and the presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Certain non-GAAP measures in this news release could differ from GAAP only in that the figure or ratio states or includes operational earnings. Operational earnings are not calculated in accordance with GAAP because they exclude the effect of “special items.” Special items are unusual or non-recurring items or events or other non-routine items or events that management believes do not reflect the ongoing business of Entergy, and may include items such as impairment charges, gains or losses on asset sales, and other gains or losses occurring as a result of strategic decisions such as Entergy’s recent decisions to shut down or sell its merchant nuclear plants. Operational earnings per share are presented for each of Entergy’s reportable business segments as well as on a consolidated basis. In addition, other financial measures including net income (or earnings), adjusted for preferred dividends and tax effected interest expense; non-fuel operation and maintenance expenses; average total revenue; return on average invested capital; and return on average common equity are included on both an operational and as-reported basis. In each case, the metrics defined as “operational” would exclude the effect of special items as defined above. Entergy also reports Utility, Parent & Other adjusted earnings and earnings per share, which exclude from GAAP earnings the special items described above and weather and normalizes tax expense for the periods presented. Management believes that financial metrics calculated using operational earnings or otherwise adjusted as described above could provide useful information to investors in evaluating the ongoing results of Entergy’s businesses and could assist investors in comparing Entergy’s operating performance to the operating performance of others in the Utility sector.

Other non-GAAP measures, including adjusted EBITDA; operational adjusted EBITDA; gross liquidity; debt to capital ratio, excluding securitization debt; net debt to net capital ratio, excluding securitization debt; parent debt to total debt ratio, excluding securitization debt; debt to operational adjusted EBITDA, excluding securitization debt; operational FFO to debt ratio, excluding securitization debt; are measures Entergy uses internally for management and board discussions and cash budgeting and performance monitoring activities to gauge the overall strength of its business. Entergy believes the above data could provide useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and could assist investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the Utility sector.

The non-GAAP financial measures and other reported adjusted items in this release are presented in addition to, and in conjunction with, results presented in accordance with GAAP. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, could provide a more complete understanding of factors and trends affecting Entergy’s business. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and to not rely on any single financial measure. Non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2017 earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory costs and risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental or energy policies; and (i) the effects of technological changes and changes in commodity markets, capital markets or economic conditions, during the periods covered by the forward-looking statements.

Fourth Quarter 2016 Earnings Release Appendices and Financial Statements

Appendices
Seven appendices are presented in this section as follows:

•	A: Consolidated Results and Special Items

•	B: Variance Analysis

•	C: Utility Financial and Operational Measures

•	D: EWC Financial and Operational Measures

•	E: Consolidated Financial Performance Measures

•	F: Definitions, Abbreviations and Acronyms

•	G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release are:

•	Financial Statements

A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS for current quarter and year-to-date 2016 versus 2015, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Fourth Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A-3 and Appendix A-4 for details on special items)
(Per share in $)
	Fourth Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
As-reported
Utility	0.67	1.75	(1.08)	6.34	6.12	0.22
Parent & Other	(0.32)	(0.33)	0.01	(1.24)	(1.15)	(0.09)
EWC	(10.23)	(0.86)	(9.37)	(8.36)	(5.96)	(2.40)
Consolidated as-reported earnings	(9.88)	0.56	(10.44)	(3.26)	(0.99)	(2.27)

Less special items
Utility	—	—	—	—	—	—
Parent & Other	—	—	—	—	—	—
EWC	(10.19)	(1.02)	(9.17)	(10.37)	(6.99)	(3.38)
Consolidated special items	(10.19)	(1.02)	(9.17)	(10.37)	(6.99)	(3.38)

Operational
Utility	0.67	1.75	(1.08)	6.34	6.12	0.22
Parent & Other	(0.32)	(0.33)	0.01	(1.24)	(1.15)	(0.09)
EWC	(0.04)	0.16	(0.20)	2.01	1.03	0.98
Consolidated operational earnings	0.31	1.58	(1.27)	7.11	6.00	1.11
Estimated weather impact	0.11	(0.03)	0.14	0.06	0.19	(0.13)

Totals may not foot due to rounding

See Appendix B for detailed earnings variance analysis. See Appendix A-3 for special items by driver.

Appendix A-2 provides the components of OCF contributed by each business for current quarter and year-to-date 2016 versus 2015.

Appendix A-2: Consolidated Operating Cash Flow
Fourth Quarter and Year-to-Date 2016 vs. 2015
($ in millions)
	Fourth Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
Utility	783	858	(75)	2,861	2,907	(46)
Parent & Other	53	3	50	(108)	(78)	(30)
EWC	(90)	81	(171)	246	462	(216)
Total OCF	746	942	(195)	2,999	3,291	(292)

Totals may not foot due to rounding

The quarter-over-quarter OCF decrease reflected timing in the recovery of fuel and purchased power costs, net of increases in Utility net revenue, and higher pension funding. These items were partially offset by changes in working capital.

For the full year, OCF declined due to timing in the recovery of fuel and purchased power costs, net of increases in Utility net revenue, and lower EWC net revenues. These items were partially offset by receipt of DOE litigation awards, lower severance and retention payments and lower refueling outage payments at EWC.

For both the fourth quarter and full year, intercompany income tax payments contributed to the line of business variances.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both a net income basis and an EPS basis. Special items are included in as-reported earnings consistent with GAAP, but are excluded from operational earnings. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on earnings or EPS)
Fourth Quarter and Year-to-Date 2016 vs. 2015
	Fourth Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
(Pre-tax except for income tax effects and total, $ in millions)
EWC
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	(2,828.5)	(400.7)	(2,427.8)	(2,909.8)	(2,053.5)	(856.3)
Top Deer investment impairment	—	(36.8)	36.8	—	(36.8)	36.8
Gain on the sale of RISEC	—	154.0	(154.0)	—	154.0	(154.0)
DOE litigation awards for VY and FitzPatrick	—	—	—	33.8	—	33.8
Income tax effect on adjustments above (a)	1,003.9	100.4	903.5	1,020.7	683.8	336.9
Total EWC	(1,824.6)	(183.0)	(1,641.5)	(1,855.3)	(1,252.4)	(602.9)

Total special items	(1,824.6)	(183.0)	(1,641.5)	(1,855.3)	(1,252.4)	(602.9)

(After-tax, per share in $) (b)
EWC
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	(10.19)	(1.45)	(8.74)	(10.49)	(7.42)	(3.07)
Top Deer investment impairment	—	(0.13)	0.13	—	(0.13)	0.13
Gain on the sale of RISEC	—	0.56	(0.56)	—	0.56	(0.56)
DOE litigation awards for VY and FitzPatrick	—	—	—	0.12	—	0.12
Total EWC	(10.19)	(1.02)	(9.17)	(10.37)	(6.99)	(3.38)

Total special items	(10.19)	(1.02)	(9.17)	(10.37)	(6.99)	(3.38)

Totals may not foot due to rounding

(a)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply

(b)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply to each adjustment and then dividing by the fully diluted average shares outstanding for the period

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Fourth Quarter and Year-to-Date 2016 vs. 2015
(Pre-tax except for Income taxes - other and Total, $ in millions)
	Fourth Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
EWC
Net revenue	33.3	—	33.3	40.7	—	40.7
Non-fuel O&M	(57.5)	(6.2)	(51.3)	(75.6)	(17.0)	(58.6)
Taxes other than income taxes	(1.8)	(0.5)	(1.3)	(5.5)	(0.3)	(5.2)
Asset write-off and impairments	(2,802.5)	(394.0)	(2,408.5)	(2,835.6)	(2,036.2)	(799.4)
Gain on sale of asset	—	154.0	(154.0)	—	154.0	(154.0)
Miscellaneous net (other income)	—	(36.8)	36.8	—	(36.8)	36.8
Income taxes (c)	1,003.9	100.4	903.5	1,020.7	683.8	336.9
Total EWC	(1,824.6)	(183.0)	(1,641.5)	(1,855.3)	(1,252.4)	(602.9)

Total special items (after-tax)	(1,824.6)	(183.0)	(1,641.5)	(1,855.3)	(1,252.4)	(602.9)

Totals may not foot due to rounding

(c)	Income taxes represents the income tax effect of the special items which were calculated using the estimated income tax rate that is expected to apply to each item

B: Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and year-to-date 2016 versus 2015 as-reported and operational earnings variance analysis for Utility, Parent & Other, EWC and Consolidated.

Appendix B-1: As-Reported and Operational EPS Variance Analysis (d)
Fourth Quarter 2016 vs. 2015
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- tional
2015 earnings	1.75	1.75		(0.33)	(0.33)	(0.86)	0.16		0.56	1.58
Net revenue	0.83	0.83	(e)	—	—	0.03	(0.09)	(f)	0.86	0.74
Asset write-offs and impairments	0.24	0.24	(g)	—	—	(8.66)	—	(h)	(8.42)	0.24
Taxes other than income taxes	(0.01)	(0.01)		—	—	0.02	0.03		0.01	0.02
Preferred dividend requirements	0.01	0.01		—	—	—	—		0.01	0.01
Other income (deductions)-other	0.02	0.02		0.03	0.03	0.09	(0.04)	(i)	0.14	0.01
Gain on sale of asset	—	—		—	—	(0.56)	—	(j)	(0.56)	—
Interest expense and other charges	(0.01)	(0.01)		(0.02)	(0.02)	0.01	0.01		(0.02)	(0.02)
Depreciation/ amortization expense	(0.05)	(0.05)	(k)	—	—	0.03	0.03		(0.02)	(0.02)
Non-fuel O&M	(0.11)	(0.11)	(l)	(0.01)	(0.01)	(0.14)	0.05	(m)	(0.26)	(0.07)
Decommissioning expense	(0.01)	(0.01)		—	—	(0.08)	(0.08)	(n)	(0.09)	(0.09)
Income taxes - other	(1.99)	(1.99)	(o)	0.01	0.01	(0.11)	(0.11)	(p)	(2.09)	(2.09)
2016 earnings	0.67	0.67		(0.32)	(0.32)	(10.23)	(0.04)		(9.88)	0.31

Appendix B-2: As-Reported and Operational EPS Variance Analysis (d)
Year-to-Date 2016 vs. 2015
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As- Reported	Opera- tional		As- Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera- Tional
2015 earnings	6.12	6.12		(1.15)	(1.15)	(5.96)	1.03		(0.99)	6.00
Net revenue	1.21	1.21	(e)	—	—	(0.45)	(0.60)	(f)	0.76	0.61
Non-fuel O&M	0.25	0.25	(l)	(0.03)	(0.03)	0.14	0.35	(m)	0.36	0.57
Asset write-offs and impairments	0.24	0.24	(g)	—	—	(2.87)	—	(h)	(2.63)	0.24
Taxes other than income taxes	0.04	0.04		—	—	0.06	0.08	(q)	0.10	0.12
Gain on sale of asset	—	—		—	—	(0.56)	—	(j)	(0.56)	—
Other income (deductions)-other	0.05	0.05	(r)	0.02	0.02	0.03	(0.10)	(i)	0.10	(0.03)
Depreciation/ amortization expense	(0.17)	(0.17)	(k)	—	—	0.14	0.14	(s)	(0.03)	(0.03)
Interest expense and other charges	(0.05)	(0.05)	(t)	(0.04)	(0.04)	0.02	0.02		(0.07)	(0.07)
Income taxes - other	(1.32)	(1.32)	(o)	(0.04)	(0.04)	1.23	1.23	(p)	(0.13)	(0.13)
Decommissioning expense	(0.03)	(0.03)		—	—	(0.14)	(0.14)	(n)	(0.17)	(0.17)
2016 earnings	6.34	6.34		(1.24)	(1.24)	(8.36)	2.01		(3.26)	7.11

Totals may not foot due to rounding
See appendix in the webcast slide presentation for additional details on EWC line item variances.

Utility As-Reported Net Revenue Variance Analysis 2016 vs. 2015 ($ EPS)
	Fourth Quarter	Year-to- Date
Estimated weather	0.14	(0.13)
Sales growth/pricing	0.29	1.15
Regulatory charges	0.38	0.32
Other	0.02	(0.13)
Total	0.83	1.21

(d)
EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and then dividing by the fully diluted average shares outstanding for the period; income taxes - other represents income tax differences other than the tax effect of individual line items.

(e)
The current quarter and year-to-date increases were due partly to rate changes associated with the Union acquisition, EAI’s rate case and EMI’s FRP. In addition, regulatory charges recorded in fourth quarter 2015, which were for tax sharing agreements, reduced net revenue in that period. The effect of weather was positive quarter-over-quarter but negative in the year-to-date variance. The year-to-date increase also reflected higher industrial usage.

(f)
The current quarter and year-to-date as-reported results included cost reimbursements which are part of the FitzPatrick sale agreement (classified as special items and offset in non-fuel O&M). The current quarter and year-to-date periods also reflected lower energy price and volume for nuclear assets. The sale of the RISEC facility in December 2015 also reduced net revenue period-over-period. In the year-to-date period, nuclear fuel expense declined due largely to impairments recorded in 2015.

(g)
The current quarter and year-to-date increases were driven by regulatory charges recorded in fourth quarter 2015 arising from the Waterford 3 replacement steam generator prudence review proceeding and the System Agreement termination settlement agreement.

(h)
The as-reported current quarter and year-to-date decreases were due primarily to non-cash impairment charges and related write-offs for Palisades and Indian Point Units 2 and 3 recorded in fourth quarter 2016. EWC also recorded impairment charges and related write-offs in 2015 for Pilgrim, FitzPatrick and Palisades. Both periods also included write-offs of ongoing capital investment for plants that continue to operate.

(i)
The current quarter and year-to-date as-reported increases were due largely to the fourth quarter 2015 asset impairment on EWC’s ownership interest in the Top Deer wind generation investment, which was accounted for under the equity method of accounting (classified as a special item). The year-to-date operational decrease was due primarily to higher realized gains in 2015 on decommissioning trusts, including the rebalancing of VY's decommissioning trust portfolio.

(j)	The as-reported decreases in the current quarter and year-to-date periods were attributable to the fourth quarter 2015 gain on sale of the RISEC facility (classified as a special item).

(k)
The current quarter and year-to-date decreases were due primarily to additions to plant, including Union, which was acquired in March 2016. In the year-to-date period, the decrease was partially offset by a reduction in depreciation expense which resulted from litigation awards from the DOE in connection with spent nuclear fuel storage costs in third quarter 2016.

(l)
The current quarter decrease reflected higher nuclear generation spending (higher overall scope of work and higher labor costs) and increased fossil spending primarily related to the Union plant (offset in net revenue). Lower pension and OPEB expenses, stemming partly from a higher discount rate, partly offset the decreases. The year-to-date increase reflected lower pension and OPEB expenses and lower spending on fossil outages. Non-fuel O&M expense was also reduced as a result of litigation awards from the DOE in connection with spent nuclear fuel storage costs, a deferral recorded at EAI in first quarter 2016 and lower energy efficiency costs. The expense decreases were partially offset by Union expenses (acquired in 2016) (offset in net revenue) and higher nuclear generation spending.

(m)
The current quarter and year-to-date as-reported results included higher expenses resulting from the decisions to close or sell merchant nuclear plants (these expenses were considered special items and excluded from operational results). Fourth quarter 2016 also included FitzPatrick plant costs that are being reimbursed and offset in net revenue (also considered a special item). The current quarter and year-to-date variances also reflected the sale of the RISEC facility in December 2015, a reduction in expense for DOE litigation awards in connection with spent nuclear fuel storage costs and lower benefit expenses. These were partially offset by higher site expenses and an increase in costs related to Pilgrim’s response to a planned NRC enhanced inspection. The year-to-date increase also reflected a reduction in expense for litigation proceeds received from the DOE in second quarter 2016 (approximately 12 cents EPS received for VY and FitzPatrick was considered a special item) and lower refueling outage expense, largely as a result of 2015 impairments.

(n)
The current quarter and year-to-date decreases were due to the establishment of decommissioning liabilities for Indian Point 3 and FitzPatrick in 2016 and revisions to decommissioning cost studies at other EWC nuclear facilities in 2015.

(o)
The current quarter and year-to-date decreases were due primarily to an income tax item in fourth quarter 2015 of approximately $334 million resulting from the ELL business combination (this was partly offset by customer sharing recorded as a regulatory charge, included in net revenue). A 2015 audit settlement in Mississippi of $15 million also contributed to the decreases. The year-to-date decrease also reflected a first quarter 2015 adjustment of $24 million involving the reversal of a portion of the provision for uncertain tax provisions related to interest accrual. These items were partly offset by the second quarter 2016 reversal of a portion of the provision for uncertain tax positions totaling $136 million for two previous positions that were resolved in the 2010-2011 tax audit (this was partly offset by customer sharing recorded as a regulatory charge, included in net revenue).

(p)
The current quarter decrease was due largely to state tax effects from the 2015 settlement on the 2008/2009 audit. The year-to-date increase also reflected the second quarter 2016 tax election which reduced income tax expense by $238 million.

(q)	The year-to-date increase was due largely to lower sales and use tax and the effect of the 2015 New York state audit settlement.

(r)	The year-to-date increase was due primarily to higher AFUDC-equity funds, resulting from higher average CWIP balances.

(s)	The year-to-date increase resulted from 2015 impairments, recording the effects of DOE litigation proceeds related to spent nuclear fuel storage costs and the sale of RISEC.

(t)	The year-to-date decrease resulted primarily from higher interest expense on long-term debt resulting from additional debt issuances.

C: Utility Financial and Operational Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other adjusted earnings and EPS, which excludes the effects of special items and weather and normalizes income tax expense.

Appendix C-1: Utility, Parent & Other Adjusted Earnings and EPS - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2016 vs. 2015 (See Appendix A for details on special items)
	Fourth Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
($ in millions)
Utility as-reported earnings	120.4	313.7	(193.3)	1,134.2	1,096.9	37.3
Parent & Other as-reported earnings (loss)	(57.1)	(59.5)	2.3	(222.5)	(205.6)	(16.9)
UP&O as-reported earnings	63.3	254.3	(191.0)	911.7	891.3	20.4

Less:
Special items	—	—	—	—	—	—

Weather	31.0	(9.9)	40.9	18.1	56.3	(38.2)
Tax effect of weather (u)	(12.0)	3.8	(15.8)	(7.0)	(21.7)	14.7
Estimated weather impact (after-tax)	19.1	(6.1)	25.1	11.1	34.6	(23.5)

Customer sharing	—	(107.0)	107.0	(16.1)	(107.0)	90.9
Tax effect of customer sharing	—	41.2	(41.2)	6.2	41.2	(35.0)
Other tax items	(4.9)	347.5	(352.4)	126.9	370.0	(243.1)
Tax items, net of customer sharing	(4.9)	281.6	(286.5)	117.0	304.2	(187.2)

UP&O adjusted earnings (loss)	49.2	(21.3)	70.5	783.6	552.5	231.1

(After tax, per share in $)
UP&O as-reported earnings	0.35	1.42	(1.07)	5.10	4.97	0.13
Less:
Special items	—	—	—	—	—	—
Weather	0.11	(0.03)	0.14	0.06	0.19	(0.13)
UP&O tax items, net of customer sharing	(0.03)	1.57	(1.60)	0.66	1.70	(1.04)
UP&O adjusted earnings (loss)	0.27	(0.12)	0.39	4.38	3.08	1.30
Totals may not foot due to rounding

(u)	Income tax effect is calculated by multiplying the pre-tax amount by the estimated income tax rates that are expected to apply to those adjustments

Appendix C-2 provides a comparative summary of Utility operational performance measures.

Appendix C-2: Utility Operational Performance Measures
Fourth Quarter and Year-to-Date 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Fourth Quarter				Year-to-Date
	2016	2015	% Change	% Weather Adjusted	2016	2015	% Change	% Weather Adjusted
GWh billed
Residential	8,077	7,385	9.4%	1.5%	35,112	36,068	(2.7%)	(0.1%)
Commercial	7,259	6,979	4.0%	1.1%	29,197	29,348	(0.5%)	(0.9%)
Governmental	635	627	1.2%	1.2%	2,547	2,514	1.3%	1.3%
Industrial	11,158	11,152	0.1%	0.1%	45,739	44,382	3.1%	3.1%
Total retail sales	27,129	26,143	3.8%	0.8%	112,595	112,312	0.3%	1.0%
Wholesale	1,602	1,739	(7.9%)		11,054	9,274	19.2%
Total sales	28,731	27,882	3.0%		123,649	121,586	1.7%

Number of electric retail customers
Residential					2,452,686	2,431,984	0.9%
Commercial					352,147	348,840	0.9%
Governmental					17,731	17,899	(0.9%)
Industrial					46,252	46,572	(0.7%)
Total retail customers					2,868,816	2,845,295	0.8%

As-reported net revenue ($ in millions)	1,421	1,181	20.3%		6,179	5,829	6.0%
As-reported non-fuel O&M per MWh	$24.62	$24.05	2.4%		$20.16	$21.06	(4.3%)
Operational non-fuel O&M per MWh	$24.62	$24.05	2.4%		$20.16	$21.06	(4.3%)

The effects of weather were estimated using monthly heating degree days and cooling degree days from certain locations within each jurisdiction and comparing to “normal” weather based on 20 year historical data. The models used to estimate weather are updated periodically and subject to change.

D: EWC Financial and Operational Measures
Appendix D-1 provides a comparative summary of EWC operational adjusted EBITDA.

Appendix D-1: EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Year-to-Date 2016 vs. 2015
($ in millions)	Fourth Quarter			Year-to-Date
	2016	2015	Change	2016	2015	Change
Net income	(1,832)	(154)	(1,678)	(1,493)	(1,066)	(427)
Add back: interest expense	5	8	(3)	23	27	(4)
Add back: income taxes	(1,016)	(123)	(893)	(1,192)	(610)	(582)
Add back: depreciation and amortization	45	53	(8)	200	239	(39)
Subtract: interest and investment income	21	33	(12)	108	149	(41)
Add back: decommissioning expense	58	36	22	175	138	37
Adjusted EBITDA	(2,761)	(213)	(2,548)	(2,396)	(1,421)	(975)
Add back pre-tax special items for:
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants	2,829	401	2,428	2,910	2,054	856
Top Deer investment impairment	—	37	(37)	—	37	(37)
Gain on the sale of RISEC	—	(154)	154	—	(154)	154
DOE litigation awards for VY and FitzPatrick	—	—	—	(34)	—	(34)
Operational adjusted EBITDA	68	70	(2)	480	515	(35)

Totals may not foot due to rounding

Appendix D-2 provides a comparative summary of EWC operational performance measures.

Appendix D-2: EWC Operational Performance Measures
Fourth Quarter and Year-to-Date 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	Fourth Quarter			Year-to-Date
	2016	2015	% Change	2016	2015	% Change
Owned capacity (MW) (v)				4,800	4,880	0
GWh billed	9,397	10,135	(7.3%)	35,881	39,745	(9.7%)
As-reported average total revenue per MWh	$54.07	$45.21	19.6%	$51.55	$51.88	(0.6%)
Adjusted operational average total revenue per MWh	$43.72	$44.83	(2.5%)	$48.16	$51.49	(6.5%)
As-reported net revenue ($ in millions)	387	379	2.1%	1,542	1,666	(7.4%)
As-reported non-fuel O&M per MWh	$33.86	$27.67	22.4%	$27.75	$25.99	6.8%
Operational non-fuel O&M per MWh	$27.74	$27.06	2.5%	$25.65	$25.57	0.3%

EWC Nuclear Fleet
Capacity factor	91%	94%	(3.2%)	87%	91%	(4.4%)
GWh billed	8,881	9,561	(7.1%)	33,551	35,859	(6.4%)
As-reported average total revenue per MWh	$54.25	$44.71	21.3%	$51.90	$51.49	0.8%
Adjusted operational average total revenue per MWh	$43.29	$44.31	(2.3%)	$48.28	$51.07	(5.5%)
Production cost per MWh	$23.00	$22.63	1.6%	$22.93	$25.30	(9.4%)
As-reported net revenue ($ in millions)	382	371	3.0%	1,533	1,613	(5.0%)
Refueling outage days
Indian Point 2	—	—		102	—
Indian Point 3	—	—		—	23
Palisades	—	19		—	32
Pilgrim	—	—		—	34

(v)	Investments in wind generation were sold in November 2016

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Performance Measures
Appendix E provides comparative financial performance measures for the current quarter. Financial performance measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items.

Appendix E: GAAP and Non-GAAP Financial Performance Measures
Fourth Quarter 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)

For 12 months ending December 31	2016	2015	Change
GAAP Measures
ROIC - as-reported	(0.7%)	1.0%	(1.7%)
ROE - as-reported	(6.7%)	(1.8%)	(4.9%)
Book value per share	$45.12	$51.89	($6.77)
End of period shares outstanding (millions)	179.1	178.4	0.7
Non-GAAP Measures
ROIC - operational	7.2%	6.3%	0.9%
ROE - operational	14.7%	11.2%	3.5%

As of December 31 ($ in millions)	2016	2015	Change
GAAP Measures
Cash and cash equivalents	1,188	1,351	(163)
Revolver capacity	3,720	3,582	138
Commercial paper	344	422	(78)
Total debt	15,275	13,850	1,425
Securitization debt	661	775	(114)
Debt to capital	64.8%	59.1%	5.7%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	72	77	(5)
Leases - Entergy’s share	397	359	38
Power purchase agreements accounted for as leases	166	195	(29)
Total off-balance sheet liabilities	635	631	4
Non-GAAP Measures
Debt to capital, excluding securitization debt	63.8%	57.7%	6.1%
Gross liquidity	4,908	4,933	(25)
Net debt to net capital, excluding securitization debt	61.8%	55.0%	6.8%
Parent debt to total debt, excluding securitization debt	19.8%	21.9%	(2.1%)
Debt to operational adjusted EBITDA, excluding securitization debt	4.1x	4.1x	—
Operational FFO to debt, excluding securitization debt	18.8%	25.7%	(6.9%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures. Non-GAAP measures remove the effects of financial events that are not routine from commonly used financial measures.

Appendix F-1: Definitions
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational Performance Measures
As-reported average total revenue per MWh	As-reported revenue per MWh billed (does not include revenue from investment in wind generation that was accounted for under the equity method of accounting, which was sold in November 2016
Adjusted average total revenue per MWh	As-reported average total revenue per MWh, excluding revenue from special items included in operating revenue and the amortization of the Palisades below-market PPA and VY capacity revenue
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO New England, NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract, a portion of which may be capped through the use of risk management products

Appendix F-1: Definitions
EWC Operational Performance Measures (continued)
GWh billed
Total number of GWh billed to customers and financially-settled instruments (does not include amounts from investment in wind generation that was accounted for under the equity method of accounting and which was sold in November 2016

Net revenue	Operating revenue less fuel, fuel-related expenses and purchased power
Non-fuel O&M
Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale, purchased power (does not include amounts from investment in wind generation that was accounted for under the equity method of accounting and which was sold in November 2016

Non-fuel O&M per MWh	Non-fuel O&M per MWh billed
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC; RISEC (non-nuclear) was sold in December 2015 and investment in wind generation was sold in November 2016
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity, assuming intent to sell FitzPatrick in first half of 2017 and shutdown Pilgrim (May 31, 2019), Palisades (Oct. 1, 2018), Indian Point 2 (April 30, 2020) and Indian Point 3 (April 30, 2021)

Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to sell FitzPatrick in first half of 2017; to shutdown Pilgrim (May 31, 2019), Palisades (Oct. 1, 2018), Indian Point 2 (April 30, 2020) and Indian Point 3 (April 30, 2021); uninterrupted normal plant operation

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling net income attributable to Entergy Corporation divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported EPS excluding special items and weather and normalizing for income tax
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to operational adjusted EBITDA, excluding securitization debt	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charges

Operational FFO to debt, excluding securitization debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational EPS	As-reported EPS adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt ratio, excluding securitization debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational net income attributable to Entergy Corporation divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC -
borrowed funds
AFUDC -
equity funds
ALJ
AMI
ANO
APSC
ARO
CCGT
CCNO
COD
Cooper
CT
CWIP
CZM
DCRF
DOE
EAI
EBITDA

EGSL
ELL
EMI
ENOI
ENVY
ESI
EPS
ETI
ETR
EWC
FERC
FFO
Firm LD
FitzPatrick

FRP
GAAP
Grand Gulf

Indian Point 1
Indian Point 2
Indian Point 3
IPEC
ISO
ISES

Accumulated deferred income taxes
Allowance for borrowed funds used during construction
Allowance for equity funds used during construction
Administrative law judge
Advanced metering infrastructure
Arkansas Nuclear One (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Combined cycle gas turbine
Council of the City of New Orleans, Louisiana
Commercial operation date
Cooper Nuclear Station
Simple cycle combustion turbine
Construction work in progress
Coastal zone management
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, Inc.
Earnings before interest, income taxes, depreciation and amortization
Entergy Gulf States Louisiana, L.L.C.
Entergy Louisiana, LLC
Entergy Mississippi, Inc.
Entergy New Orleans, Inc.
Entergy Nuclear Vermont Yankee
Entergy Services, Inc.
Earnings per share
Entergy Texas, Inc.
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
Firm liquidated damages
James A. FitzPatrick Nuclear Power Plant (nuclear)
Formula rate plan
U.S. generally accepted accounting principles
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by System Energy
Indian Point Energy Center Unit 1 (nuclear)
Indian Point Energy Center Unit 2 (nuclear)
Indian Point Energy Center Unit 3 (nuclear)
Indian Point Energy Center (nuclear)
Independent system operator
Independence Steam Electric Station (coal)

ISFSI
LPSC
LTM
MISO
Moody’s
MPSC
MTEP
NEPOOL
Ninemile 6
Non-fuel O&M
NDT
NRC
NYISO
NYS
NYSDEC

NYSDOS
NYPA
NYPSC
NYSE
O&M
OCF
OPEB
Palisades
Pilgrim
PPA

PUCT
RFP
RISEC
ROE
ROIC
RPCE
RSP
SEC
SERI
SPDES
TCRF
Top Deer
Union
UP&O
VPSB
VY
WACC
WQC
YOY

Independent spent fuel storage installation
Louisiana Public Service Commission
Last twelve months
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Planning
New England Power Pool
Ninemile Point Unit 6
Non-fuel operation and maintenance expense
Nuclear decommissioning trust
Nuclear Regulatory Commission
New York Independent System Operator, Inc.
New York State
New York State Department of Environmental Conservation
New York State Department of State
New York Power Authority
New York Public Service Commission
New York Stock Exchange
Operation and maintenance expense
Net cash flow provided by operating activities
Other post-employment benefits
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear)
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Request for proposal
Rhode Island State Energy Center (CCGT)
Return on equity
Return on invested capital
Rough production cost equalization
Rate Stabilization Plan (ELL Gas)
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
State Pollutant Discharge Elimination System
Transmission cost recovery factor
Top Deer Wind Ventures, LLC
Union Power Station (CCGT)
Utility, Parent & Other
Vermont Public Service Board
Vermont Yankee Nuclear Power Station (nuclear)
Weighted-average cost of capital
Water Quality Certification
Year-over-year

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Non-fuel O&M per MWh, EWC and EWC Nuclear Average Total Revenue per MWh
($ in thousands except where noted)		Fourth Quarter		Year-to-Date
		2016	2015	2016	2015
Utility
As-reported Utility non-fuel O&M	(A)	701,288	670,638	2,487,333	2,560,620
Operational Utility non-fuel O&M	(B)	701,288	670,638	2,487,333	2,560,620
Utility billed sales (GWh)	(C)	28,731	27,882	123,649	121,586
As-reported Utility non-fuel O&M per MWh	(A/C)	$24.41	$24.05	$20.12	$21.06
Operational Utility non-fuel O&M per MWh	(B/C)	$24.41	$24.05	$20.12	$21.06

EWC
As-reported EWC non-fuel O&M	(D)	318,193	280,425	995,797	1,033,144
Special items included in non-fuel O&M:
EWC Nuclear costs associated with decisions to close or sell plants		57,513	6,205	109,392	16,979
DOE litigation awards for VY and FitzPatrick		—	—	(33,823)	—
Total special items included in non-fuel O&M	(E)	57,513	6,205	75,569	16,979
Operational EWC non-fuel O&M	(D-E)	260,680	274,220	920,228	1,016,165
EWC billed sales (GWh)	(F)	9,397	10,135	35,881	39,745

As-reported EWC non-fuel O&M per MWh	(D/F)	$33.86	$27.67	$27.75	$25.99
Operational EWC non-fuel O&M per MWh	[(D-E)/(F)]	$27.74	$27.06	$25.65	$25.57

As-reported EWC operating revenue	(G)	508,104	458,184	1,849,638	2,061,827
Special items included in operating revenue:
Decision to sell FitzPatrick	(H)	88,983	—	96,461	—
Operational EWC operating revenue	(G-H)	419,121	458,184	1,753,177	2,061,827
Less Palisades below-market PPA amortization and VY capacity revenue (q)	(I)	8,338	3,800	25,062	15,200
Adjusted operational EWC operating revenue	[(G-H)]-(I)	410,783	454,384	1,728,115	2,046,627

As-reported EWC average total revenue per MWh	(G)/(F)	$54.07	$45.21	$51.55	$51.88
Adjusted operational EWC average total revenue per MWh	[[(G-H)]-(I)/(F)]	$43.72	$44.83	$48.16	$51.49

As-reported EWC nuclear operating revenue	(J)	481,826	423,647	1,741,246	1,831,308
Special items included in operating revenue:
Decision to sell or close FitzPatrick	(K)	88,983	—	96,461	—
Operational EWC nuclear operating revenue	(J-K)	392,843	427,447	1,644,785	1,846,508
Less Palisades below-market PPA amortization and VY capacity revenue (q)	(L)	8,338	3,800	25,062	15,200
Adjusted operational EWC nuclear operating revenue	[(J-K)]-(L)	384,505	456,164	1,619,723	1,407,660

EWC nuclear billed sales (GWh)	(M)	8,881	9,561	33,551	35,859

As-reported EWC nuclear average total revenue per MWh	(J)/(M)	$54.25	$44.71	$51.90	$51.49
Adjusted operational EWC nuclear average total revenue per MWh	[[(J-K)]-(L)/(M)]	$43.29	$44.31	$48.28	$51.07

Totals may not foot due to rounding

(a)	VY capacity revenue which is largely offset by purchased capacity following decision to close VY

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
($ in millions except where noted)		Fourth Quarter
		2016	2015
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	(584)	(177)
Preferred dividends		19	20
Tax effected interest expense		410	396
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	(155)	239

Special items in prior quarters		(30)	(1,070)
EWC Nuclear plant impairments and costs associated with decisions to close or sell plants		(1,825)	(259)
Top Deer investment impairment		—	(24)
Gain on the sale of RISEC		—	100
Total special items, rolling 12 months	(C)	(1,855)	(1,253)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,700	1,492

Operational earnings, rolling 12 months	(A-C)	1,271	1,076

Average invested capital	(D)	23,492	23,827

Average common equity	(E)	8,669	9,632

ROIC - as-reported	(B/D)	(0.7)%	1.0%
ROIC - operational	[(B-C)/D]	7.2%	6.3%
ROE - as-reported	(A/E)	(6.7)%	(1.8)%
ROE - operational	[(A-C)/E]	14.7%	11.2%

Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt

($ in millions except where noted)		Fourth Quarter
		2016	2015
Total debt	(A)	15,275	13,850
Less securitization debt	(B)	661	775
Total debt, excluding securitization debt	(C)	14,614	13,075
Less cash and cash equivalents	(D)	1,188	1,351
Net debt, excluding securitization debt	(E)	13,426	11,724

Total capitalization	(F)	23,560	23,425
Less securitization debt	(B)	661	775
Total capitalization, excluding securitization debt	(G)	22,899	22,650
Less cash and cash equivalents	(D)	1,188	1,351
Net capital, excluding securitization debt	(H)	21,711	21,299

Debt to capital	(A/F)	64.8	59.1
Debt to capital, excluding securitization debt	(C/G)	63.8	57.7
Net debt to net capital, excluding securitization debt	(E/H)	61.8	55.0

Revolver capacity	(I)	3,720	3,582

Gross liquidity	(D+I)	4,908	4,933

Entergy Corporation notes:
Due January 2017		—	500
Due September 2020		450	450
Due July 2022		650	650
Due September 2026		750	—
Total parent long-term debt	(J)	1,850	1,600
Revolver draw	(K)	700	835
Commercial paper	(L)	344	422
Total parent debt	(J)+(K)+(L)	2,894	2,857

Parent debt to total debt, excluding securitization debt	[((J)+(K)+(L))/(C)]	19.8%	21.9%

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Debt Ratios excluding Securitization Debt; Gross Liquidity; Debt to Operational Adjusted EBITDA excluding Securitization Debt; Operational FFO to Debt Ratio, excluding Securitization Debt (continued)

($ in millions except where noted)		Fourth Quarter
		2016	2015
Total debt	(A)	15,275	13,850
Less securitization debt	(B)	661	775
Total debt, excluding securitization debt	(C)	14,614	13,075
As-reported consolidated net income (loss), rolling 12 months		(565)	(157)
Add back: interest expense, rolling 12 months		666	643
Add back: income taxes, rolling 12 months		(817)	(643)
Add back: depreciation and amortization, rolling 12 months		1,347	1,337
Add back: regulatory charges (credits), rolling 12 months		94	175
Subtract: securitization proceeds, rolling 12 months		132	137
Subtract: interest and investment income, rolling 12 months		145	187
Subtract: AFUDC-equity funds, rolling 12 months		68	52
Add back: decommissioning expense, rolling 12 months		327	280
Adjusted EBITDA, rolling 12 months	(D)	707	1,259
Add back: special item resulting from EWC Nuclear plant impairments and costs associated with decisions to close or sell plants (pre-tax)		2,910	2,054
Add back: special item for DOE litigation awards for VY and FitzPatrick, rolling 12 months (pre-tax)		(34)	—
Add back: special item for Top Deer investment impairment, rolling 12 months (pre-tax)		—	37
Add back: special item for gain on the sale of RISEC, rolling 12 months (pre-tax)		—	(154)
Operational adjusted EBITDA, rolling 12 months	(E)	3,583	3,196
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.1x	4.1x
Net cash flow provided by operating activities, rolling 12 months	(F)	2,999	3,291
AFUDC-borrowed funds used during construction, rolling 12 months	(G)	(34)	(27)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables		(97)	38
Fuel inventory		38	(12)
Accounts payable		174	(135)
Prepaid taxes and taxes accrued		(29)	82
Interest accrued		(7)	(11)
Other working capital accounts		31	(114)
Securitization regulatory charges		114	107
Total	(H)	224	(45)
FFO, rolling 12 months	(F)+(G)-(H)	2,741	3,309
Add back: special item resulting from EWC Nuclear plant impairments and costs associated with decisions to close or sell plants (pre-tax)		6	55
Operational FFO, rolling 12 months	(I)	2,747	3,364
Operational FFO to debt, excluding securitization debt	(I)/(C)	18.8%	25.7%

Totals may not foot due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$123,956	$939	$4,684	$129,579
Temporary cash investments	622,953	7,453	427,859	1,058,265
Total cash and cash equivalents	746,909	8,392	432,543	1,187,844
Notes receivable	—	(528,459)	528,459	—
Accounts receivable:
Customer	482,302	—	172,693	654,995
Allowance for doubtful accounts	(11,924)	—	—	(11,924)
Associated companies	22,892	(24,532)	1,640	—
Other	148,743	—	9,676	158,419
Accrued unbilled revenues	368,677	—	—	368,677
Total accounts receivable	1,010,690	(24,532)	184,009	1,170,167
Deferred fuel costs	108,465	—	—	108,465
Fuel inventory - at average cost	173,388	—	6,212	179,600
Materials and supplies - at average cost	645,682	—	52,841	698,523
Deferred nuclear refueling outage costs	128,577	—	17,644	146,221
Prepayments and other	161,495	(8,629)	40,582	193,448
TOTAL	2,975,206	(553,228)	1,262,290	3,684,268

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	86	198
Decommissioning trust funds	2,755,937	—	2,967,960	5,723,897
Non-utility property - at cost (less accumulated depreciation)	224,148	(11)	9,504	233,641
Other	466,599	—	3,065	469,664
TOTAL	4,837,470	(1,390,685)	2,980,615	6,427,400

PROPERTY, PLANT, AND EQUIPMENT

Electric	44,173,933	3,690	1,013,593	45,191,216
Property under capital lease	619,527	—	—	619,527
Natural gas	413,224	—	—	413,224
Construction work in progress	1,334,169	631	43,380	1,378,180
Nuclear fuel	816,794	—	221,105	1,037,899
TOTAL PROPERTY, PLANT AND EQUIPMENT	47,357,647	4,321	1,278,078	48,640,046
Less - accumulated depreciation and amortization	20,290,630	197	427,812	20,718,639
PROPERTY, PLANT AND EQUIPMENT - NET	27,067,017	4,124	850,266	27,921,407

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	761,280	—	—	761,280
Other regulatory assets	4,769,913	—	—	4,769,913
Deferred fuel costs	239,100	—	—	239,100
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,415	40,309	62,161	117,885
Other	59,251	9,125	1,537,633	1,606,009
TOTAL	6,219,058	49,434	1,602,867	7,871,359

TOTAL ASSETS	$41,098,751	$(1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$364,900	$—	$—	$364,900
Notes payable and commercial paper:
Associated companies	—	(15,555)	15,555	—
Other	70,686	344,325	—	415,011
Account payable:
Associated companies	24,338	(46,062)	21,724	—
Other	990,033	585	294,959	1,285,577
Customer deposits	403,311	—	—	403,311
Taxes accrued	(27,752)	126,885	81,981	181,114
Interest accrued	159,300	27,882	47	187,229
Deferred fuel costs	102,753	—	—	102,753
Obligations under capital leases	2,423	—	—	2,423
Pension and other postretirement liabilities	63,026	—	13,916	76,942
Other	138,880	1,943	40,013	180,836
TOTAL	2,291,898	440,003	468,195	3,200,096

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	8,132,129	8,898	(645,737)	7,495,290
Accumulated deferred investment tax credits	227,147	—	—	227,147
Obligations under capital leases	24,582	—	—	24,582
Other regulatory liabilities	1,572,929	—	—	1,572,929
Decommissioning and retirement cost liabilities	2,879,307	—	3,113,169	5,992,476
Accumulated provisions	480,474	—	1,162	481,636
Pension and other postretirement liabilities	2,299,122	—	736,888	3,036,010
Long-term debt	11,886,598	2,536,557	44,500	14,467,655
Other	686,140	(391,127)	826,606	1,121,619
TOTAL	28,188,428	2,154,328	4,076,588	34,419,344

Subsidiaries' preferred stock without sinking fund	178,936	—	24,249	203,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2016	2,051,268	(2,249,823)	201,103	2,548
Paid-in capital	2,799,315	953,993	1,663,937	5,417,245
Retained earnings	5,834,123	2,189,728	171,720	8,195,571
Accumulated other comprehensive income (loss)	(125,217)	—	90,246	(34,971)
Less - treasury stock, at cost (75,623,363 shares in 2016)	120,000	5,378,584	—	5,498,584
TOTAL	10,439,489	(4,484,686)	2,127,006	8,081,809

TOTAL LIABILITIES AND EQUITY	$41,098,751	$(1,890,355)	$6,696,038	$45,904,434

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$57,098	$682	$5,717	$63,497
Temporary cash investments	561,970	12,208	713,285	1,287,464
Total cash and cash equivalents	619,068	12,890	719,002	1,350,961
Notes receivable	—	(513,778)	513,778	—
Accounts receivable:
Customer	440,869	—	167,622	608,491
Allowance for doubtful accounts	(39,895)	—	—	(39,895)
Associated companies	30,948	(34,177)	3,230	—
Other	169,447	—	8,917	178,364
Accrued unbilled revenues	321,940	—	—	321,940
Total accounts receivable	923,309	(34,177)	179,769	1,068,900
Deferred fuel costs	—	—	—	—
Fuel inventory - at average cost	210,861	—	6,949	217,810
Materials and supplies - at average cost	627,702	—	245,654	873,357
Deferred nuclear refueling outage costs	140,423	—	71,089	211,512
Prepayments and other	141,096	(8,576)	212,352	344,872
TOTAL	2,662,459	(543,641)	1,948,593	4,067,412

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,673)	4,228	4,341
Decommissioning trust funds	2,515,066	—	2,834,887	5,349,953
Non-utility property - at cost (less accumulated depreciation)	212,997	(10)	7,012	219,999
Other	460,322	—	8,382	468,704
TOTAL	4,579,171	(1,390,683)	2,854,509	6,042,997

PROPERTY, PLANT, AND EQUIPMENT

Electric	41,079,998	3,579	3,383,581	44,467,159
Property under capital lease	952,465	—	—	952,465
Natural gas	392,032	—	—	392,032
Construction work in progress	1,326,728	349	129,659	1,456,735
Nuclear fuel	856,573	—	488,850	1,345,422
TOTAL PROPERTY, PLANT AND EQUIPMENT	44,607,796	3,928	4,002,090	48,613,813
Less - accumulated depreciation and amortization	19,654,374	198	1,134,880	20,789,452
PROPERTY, PLANT AND EQUIPMENT - NET	24,953,422	3,730	2,867,210	27,824,361

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	775,528	—	—	775,528
Other regulatory assets	4,704,796	—	—	4,704,796
Deferred fuel costs	238,902	—	—	238,902
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,888	1,206	37,809	54,903
Other	52,641	9,980	498,989	561,610
TOTAL	6,161,854	11,186	539,871	6,712,911

TOTAL ASSETS	$38,356,906	$(1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$209,374	$—	$5,000	$214,374
Notes payable and commercial paper:
Associated companies	—	(324,315)	324,315	—
Other	72,047	422,302	—	494,348
Account payable:
Associated companies	25,119	(50,553)	25,433	—
Other	877,395	593	193,810	1,071,798
Customer deposits	419,407	—	—	419,407
Taxes accrued	159,650	(105,466)	155,893	210,077
Interest accrued	163,391	31,161	13	194,565
Deferred fuel costs	235,986	—	—	235,986
Obligations under capital leases	2,709	—	—	2,709
Pension and other postretirement liabilities	53,143	—	9,370	62,513
Other	150,308	1,936	31,937	184,181
TOTAL	2,368,529	(24,342)	745,771	3,089,958

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,459,787	300,243	546,835	8,306,865
Accumulated deferred investment tax credits	234,300	—	—	234,300
Obligations under capital leases	27,001	—	—	27,001
Other regulatory liabilities	1,414,898	—	—	1,414,898
Decommissioning and retirement cost liabilities	2,720,676	—	2,069,511	4,790,187
Accumulated provisions	458,366	—	2,361	460,727
Pension and other postretirement liabilities	2,423,018	—	764,339	3,187,357
Long-term debt	10,643,726	2,426,571	41,259	13,111,556
Other	736,685	(594,523)	307,694	449,856
TOTAL	26,118,457	2,132,291	3,731,999	31,982,747

Subsidiaries' preferred stock without sinking fund	293,936	—	24,249	318,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2015	2,091,268	(2,289,823)	201,103	2,548
Paid-in capital	2,548,659	1,174,256	1,680,843	5,403,758
Retained earnings	5,185,328	2,520,589	1,687,996	9,393,913
Accumulated other comprehensive income (loss)	(129,271)	—	138,222	8,951
Less - treasury stock, at cost (76,363,763 shares in 2015)	120,000	5,432,379	—	5,552,379
TOTAL	9,575,984	(4,027,357)	3,708,164	9,256,791

TOTAL LIABILITIES AND EQUITY	$38,356,906	$(1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,106,625	$(21)	$—	$2,106,604
Natural gas	33,819	—	—	33,819
Competitive businesses	—	—	508,104	508,104
Total	2,140,444	(21)	508,104	2,648,527

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	354,112	(20)	107,686	461,778
Purchased power	326,574	19	13,831	340,424
Nuclear refueling outage expenses	29,824	—	23,903	53,727
Other operation and maintenance	671,464	6,610	294,290	972,364
Asset write-offs, impairments and related charges	—	—	2,802,466	2,802,466
Decommissioning	38,940	—	57,966	96,906
Taxes other than income taxes	124,026	(226)	20,599	144,399
Depreciation and amortization	291,638	410	44,800	336,848
Other regulatory charges	38,617	—	—	38,617
Total	1,875,195	6,793	3,365,541	5,247,529

OPERATING INCOME (LOSS)	265,249	(6,814)	(2,857,437)	(2,599,002)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	19,320	—	—	19,320
Interest and investment income	45,360	(37,981)	21,086	28,465
Miscellaneous - net	(6,150)	(3,653)	(6,111)	(15,914)
Total	58,530	(41,634)	14,975	31,871

INTEREST EXPENSE
Interest expense	145,318	23,933	4,950	174,201
Allowance for borrowed funds used during construction	(9,655)	—	—	(9,655)
Total	135,663	23,933	4,950	164,546

INCOME (LOSS) BEFORE INCOME TAXES	188,116	(72,381)	(2,847,412)	(2,731,677)

Income taxes	64,735	(15,237)	(1,015,637)	(966,139)

CONSOLIDATED NET INCOME (LOSS)	123,381	(57,144)	(1,831,775)	(1,765,538)

Preferred dividend requirements of subsidiaries	2,982	—	547	3,529

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$120,399	$(57,144)	$(1,832,322)	$(1,769,067)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$0.67	($0.32)	($10.23)	($9.88)
DILUTED	$0.67	($0.32)	($10.23)	($9.88)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,128,425
DILUTED				179,128,425
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,019,409	$(11)	$—	$2,019,398
Natural gas	30,941	—	—	30,941
Competitive businesses	—	—	458,184	458,184
Total	2,050,350	(11)	458,184	2,508,523

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	478,902	(11)	53,674	532,565
Purchased power	250,851	11	25,208	276,070
Nuclear refueling outage expenses	27,904	—	22,838	50,741
Other operation and maintenance	642,734	4,291	257,587	904,612
Asset write-offs, impairments and related charges	68,672	—	394,030	462,702
Decommissioning	36,520	—	36,136	72,656
Taxes other than income taxes	119,959	(84)	27,511	147,386
Depreciation and amortization	276,944	632	52,518	330,095
Other regulatory charges (credits) - net	140,033	—	—	140,033
Total	2,042,519	4,839	869,502	2,916,860

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME	7,831	(4,850)	(257,281)	(254,300)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,067	—	—	14,067
Interest and investment income	48,826	(41,460)	32,803	40,169
Miscellaneous - net	(9,677)	(7,016)	(44,536)	(61,229)
Total	53,216	(48,476)	(11,733)	(6,993)

INTEREST EXPENSE
Interest expense	140,990	17,724	7,836	166,550
Allowance for borrowed funds used during construction	(7,177)	—	—	(7,177)
Total	133,813	17,724	7,836	159,373

INCOME BEFORE INCOME TAXES	(72,766)	(71,050)	(276,850)	(420,666)

Income taxes	(391,231)	(11,567)	(122,717)	(525,515)

CONSOLIDATED NET INCOME	318,465	(59,483)	(154,133)	104,849

Preferred dividend requirements of subsidiaries	4,729	—	547	5,276

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$313,736	$(59,483)	$(154,680)	$99,573

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.76	($0.33)	($0.87)	$0.56
DILUTED	$1.75	($0.33)	($0.86)	$0.56

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,387,574
DILUTED				179,069,948
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$8,866,758	$(99)	$—	$8,866,659
Natural gas	129,348	—	—	129,348
Competitive businesses	—	—	1,849,638	1,849,638
Total	8,996,106	(99)	1,849,638	10,845,645

OPERATING EXPENSES
Operation and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,563,952	(100)	245,348	1,809,200
Purchased power	1,158,498	101	61,929	1,220,527
Nuclear refueling outage expenses	127,523	—	81,155	208,678
Other operation and maintenance	2,359,810	22,259	914,642	3,296,711
Asset write-offs, impairments and related charges	—	—	2,835,637	2,835,637
Decommissioning	152,355	—	175,070	327,425
Taxes other than income taxes	497,510	718	94,274	592,502
Depreciation and amortization	1,145,688	1,646	199,852	1,347,187
Other regulatory charges	94,243	—	—	94,243
Total	7,099,579	24,624	4,607,907	11,732,110

OPERATING INCOME (LOSS)	1,896,527	(24,723)	(2,758,269)	(886,465)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	67,563	—	—	67,563
Interest and investment income	189,994	(153,332)	108,466	145,127
Miscellaneous - net	(21,017)	(7,874)	(12,726)	(41,617)
Total	236,540	(161,206)	95,740	171,073

INTEREST EXPENSE
Interest expense	591,721	85,966	22,858	700,545
Allowance for borrowed funds used during construction	(34,175)	—	—	(34,175)
Total	557,546	85,966	22,858	666,370

INCOME (LOSS) BEFORE INCOME TAXES	1,575,521	(271,895)	(2,685,387)	(1,381,762)

Income taxes	424,388	(49,384)	(1,192,263)	(817,259)

CONSOLIDATED NET INCOME (LOSS)	1,151,133	(222,511)	(1,493,124)	(564,503)

Preferred dividend requirements of subsidiaries	16,928	—	2,188	19,115

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,134,205	$(222,511)	$(1,495,312)	$(583,618)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$6.34	($1.24)	($8.36)	($3.26)
DILUTED	$6.34	($1.24)	($8.36)	($3.26)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,885,660
DILUTED				178,885,660
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,308,740	$(62)	$—	$9,308,678
Natural gas	142,746	—	—	142,746
Competitive businesses	—	—	2,061,827	2,061,827
Total	9,451,486	(62)	2,061,827	11,513,251

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,137,122	(62)	315,111	2,452,171
Purchased power	1,310,175	66	80,564	1,390,805
Nuclear refueling outage expenses	117,545	—	133,771	251,316
Other operation and maintenance	2,443,075	12,533	899,373	3,354,981
Asset write-offs, impairments and related charges	68,672	—	2,036,234	2,104,906
Decommissioning	142,744	—	137,528	280,272
Taxes other than income taxes	507,739	1,150	110,533	619,422
Depreciation and amortization	1,096,088	2,156	239,032	1,337,276
Other regulatory charges (credits) - net	175,304	—	—	175,304
Total	7,998,464	15,843	3,952,146	11,966,453

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME (LOSS)	1,453,022	(15,905)	(1,736,282)	(299,165)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	51,908	—	—	51,908
Interest and investment income	191,546	(153,138)	148,654	187,062
Miscellaneous - net	(22,067)	(12,350)	(61,580)	(95,997)
Total	221,387	(165,488)	87,074	142,973

INTEREST EXPENSE
Interest expense	569,759	73,549	26,788	670,096
Allowance for borrowed funds used during construction	(26,627)	—	—	(26,627)
Total	543,132	73,549	26,788	643,469

INCOME (LOSS) BEFORE INCOME TAXES	1,131,277	(254,942)	(1,675,996)	(799,661)

Income taxes	16,761	(49,349)	(610,339)	(642,927)

CONSOLIDATED NET INCOME (LOSS)	1,114,516	(205,593)	(1,065,657)	(156,734)

Preferred dividend requirements of subsidiaries	17,641	—	2,187	19,828

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,096,875	$(205,593)	$(1,067,844)	$(176,562)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$6.12	($1.15)	($5.96)	($0.99)
DILUTED	$6.12	($1.15)	($5.96)	($0.99)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,176,356
DILUTED				179,176,356
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$(1,765,538)	$104,849	$(1,870,387)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	574,419	504,546	69,873
Deferred income taxes, investment tax credits, and non-current taxes accrued	(955,860)	(552,366)	(403,494)
Asset write-offs, impairments and related charges	2,802,467	462,702	2,339,765
Gain on sale of asset	—	(154,037)	154,037
Changes in working capital:
Receivables	173,872	260,463	(86,591)
Fuel inventory	9,310	(4,798)	14,108
Accounts payable	74,488	(44,902)	119,390
Prepaid taxes and taxes accrued	(58,392)	(26,260)	(32,132)
Interest accrued	6,152	22,923	(16,771)
Deferred fuel costs	(82,304)	133,341	(215,645)
Other working capital accounts	109,750	19,441	90,309
Changes in provisions for estimated losses	18,145	(12,611)	30,756
Changes in other regulatory assets	(213,185)	107,073	(320,258)
Changes in other regulatory liabilities	47,032	156,568	(109,536)
Changes in pensions and other postretirement liabilities	168,281	(138,780)	307,061
Other	(162,333)	103,387	(265,720)
Net cash flow provided by operating activities	746,304	941,539	(195,235)
INVESTING ACTIVITIES
Construction/capital expenditures	(776,795)	(799,102)	22,307
Allowance for equity funds used during construction	19,538	14,207	5,331
Nuclear fuel purchases	(154,363)	(153,342)	(1,021)
Proceeds from sale of assets	—	487,406	(487,406)
Insurance proceeds received for property damages	20,968	11,654	9,314
Changes in securitization account	7,918	2,950	4,968
Payments to storm reserve escrow account	(341)	(207)	(134)
Receipts from storm reserve escrow account	—	5,916	(5,916)
Decrease (increase) in other investments	(3,319)	15,894	(19,213)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	46,597	18,296	28,301
Proceeds from nuclear decommissioning trust fund sales	612,354	1,004,417	(392,063)
Investment in nuclear decommissioning trust funds	(640,113)	(1,030,497)	390,384
Net cash flow used in investing activities	(867,556)	(422,408)	(445,148)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,442,097	1,296,305	145,792
Preferred stock of subsidiary	—	107,426	(107,426)
Treasury stock	—	148	(148)
Retirement of long-term debt	(1,231,725)	(1,166,400)	(65,325)
Repurchase / redemption of preferred stock	(30,000)	—	(30,000)
Changes in credit borrowings and commercial paper - net	(18,352)	(287,674)	269,322
Other	(674)	(2,034)	1,360
Dividends paid:
Common stock	(155,842)	(151,629)	(4,213)
Preferred stock	(3,842)	(4,910)	1,068
Net cash flow provided by (used in) financing activities	1,662	(208,768)	210,430
Net increase (decrease) in cash and cash equivalents	(119,590)	310,363	(429,953)
Cash and cash equivalents at beginning of period	1,307,434	1,040,598	266,836
Cash and cash equivalents at end of period	$1,187,844	$1,350,961	$(163,117)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$162,417	$140,141	$22,276
Income taxes	$15,329	$7,810	$7,519

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$(564,503)	$(156,734)	$(407,769)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,123,291	2,117,236	6,055
Deferred income taxes, investment tax credits, and non-current taxes accrued	(836,257)	(820,350)	(15,907)
Asset write-offs, impairments and related charges	2,835,637	2,104,906	730,731
Gain on sale of asset	—	(154,037)	154,037
Changes in working capital:
Receivables	(96,975)	38,152	(135,127)
Fuel inventory	38,210	(12,376)	50,586
Accounts payable	174,421	(135,211)	309,632
Prepaid taxes and taxes accrued	(28,963)	81,969	(110,932)
Interest accrued	(7,335)	(11,445)	4,110
Deferred fuel costs	(241,896)	298,725	(540,621)
Other working capital accounts	31,197	(113,701)	144,898
Changes in provisions for estimated losses	20,905	42,566	(21,661)
Changes in other regulatory assets	(48,469)	262,317	(310,786)
Changes in other regulatory liabilities	158,031	61,241	96,790
Changes in pensions and other postretirement liabilities	(136,919)	(446,418)	309,499
Other	(421,676)	134,344	(556,020)
Net cash flow provided by operating activities	2,998,699	3,291,184	(292,485)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,780,222)	(2,500,860)	(279,362)
Allowance for equity funds used during construction	68,345	53,635	14,710
Nuclear fuel purchases	(314,706)	(493,604)	178,898
Payment for purchase of plant	(949,329)	—	(949,329)
Proceeds from sale of assets	—	487,406	(487,406)
Insurance proceeds received for property damages	20,968	24,399	(3,431)
Changes in securitization account	4,007	(5,806)	9,813
NYPA value sharing payment	—	(70,790)	70,790
Payments to storm reserve escrow account	(1,544)	(69,163)	67,619
Receipts from storm reserve escrow account	—	5,916	(5,916)
Decrease (increase) in other investments	9,055	571	8,484
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	169,085	18,296	150,789
Proceeds from nuclear decommissioning trust fund sales	2,408,920	2,492,176	(83,256)
Investment in nuclear decommissioning trust funds	(2,484,627)	(2,550,958)	66,331
Net cash flow used in investing activities	(3,850,048)	(2,608,782)	(1,241,266)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,800,558	3,502,189	3,298,369
Preferred stock of subsidiary	—	107,426	(107,426)
Treasury stock	33,114	24,366	8,748
Retirement of long-term debt	(5,311,324)	(3,461,518)	(1,849,806)
Repurchase of common stock	—	(99,807)	99,807
Repurchase / redemption of preferred stock	(115,283)	(94,285)	(20,998)
Changes in credit borrowings and commercial paper - net	(79,337)	(104,047)	24,710
Other	(6,872)	(9,136)	2,264
Dividends paid:
Common stock	(611,835)	(598,897)	(12,938)
Preferred stock	(20,789)	(19,758)	(1,031)
Net cash flow provided by (used in) financing activities	688,232	(753,467)	1,441,699
Net decrease in cash and cash equivalents	(163,117)	(71,065)	(92,052)
Cash and cash equivalents at beginning of period	1,350,961	1,422,026	(71,065)
Cash and cash equivalents at end of period	$1,187,844	$1,350,961	$(163,117)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$746,779	$663,630	$83,149
Income taxes	$95,317	$103,589	$(8,272)